Exhibit 99.2 SUPPLEMENTAL COMMENTARY

NetApp Q1 2012 Earnings Results Supplemental Commentary August 17, 2011

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement

These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q2 FY12 outlook section regarding our forecasted financial performance and share count for the second quarter of fiscal year 2012. Actual results may differ materially from our statements or projections. Factors that could cause actual results to differ include, but are not limited to, customer demand for our products and services; our ability to effectively integrate the recently acquired Engenio external storage systems business and achieve our anticipated results for such business; our ability to increase revenue and manage our operating costs; our ability to accurately forecast demand for our products and services; increased competition risks; our reliance on a limited number of suppliers; general economic and market conditions, particularly U.S. budget and debt considerations and the continuing fiscal challenges in the Euro zone; our ability to deliver new product architectures and enterprise service offerings; and our ability to design products and services that compete effectively from a price and performance perspective. Other equally important factors are detailed in our accompanying press release as well as in our Annual and Quarterly reports on Forms 10-K and 10-Q, respectively, on file with the SEC and also available on our website, all of which are incorporated by reference into today’s commentary.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q1 Fiscal Year 2012

Revenue

	Q1 FY12 Revenue	% of Q1 FY12 Net Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$966M	66%	1%	31%
Software Entitlements & Maintenance	$198M	14%	6%	14%
Service	$294M	20%	5%	22%
Net Revenue	$1,458M		2%	26%

Net revenue for the first quarter was $1.458 billion, an increase of 2% sequentially and 26% year over year. Foreign currency fluctuations2 had a positive effect on revenue this quarter, increasing sequential results by approximately one percentage point and year over year results by approximately three percentage points.

Product revenue was $966 million, an increase of 1% sequentially and 31% year over year. Product revenue accounted for 66% of net revenue, down from 67% of net revenue in the prior quarter.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and is recognized over the related contract period, was $198 million or 14% of revenue. SEM revenue grew 6% sequentially and 14% year over year.

Service revenue was $294 million, an increase of 5% sequentially and 22% year over year. Service revenue represented 20% of net revenue.
●
Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised approximately 70% of our service revenue this quarter, an increase of 9% sequentially and 31% year over year.

●	Professional services revenue declined 3% sequentially while growing 1% on a year over year basis.

1 Sequential growth calculations are based upon Q4 FY11 results which can be found at investors.netapp.com

2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the comparative prior periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period actual net gains or losses on revenue hedging activities.

Gross Margin
	Q1 FY12	Q4 FY11	Q1 FY11
Non-GAAP Gross Margin	63.2%	65.5%	64.7%
Product	56.8%	61.0%	58.7%
S/W Entitlements & Maintenance	97.3%	97.4%	98.0%
Services	61.0%	60.0%	59.3%

Operating Expenses
	Q1 FY12	Q4 FY11	Q1 FY11
Non-GAAP Operating Expenses	$652M	$663M	$519M

Non-GAAP operating expenses were $652 million, a decrease of 2% from the prior quarter and an increase of 26% year over year. Q1 operating expenses were 45% of net revenue, compared to 46% of net revenue in the fourth quarter.

Our global headcount grew to 11,488 employees in the first quarter, adding 1,276 net new employees, including those related to the Engenio acquisition.

On a GAAP basis, Q1 operating expenses included stock compensation expense of   $53 million, an increase from $44 million in Q4, as well as $10 million in amortization of intangible assets and $5 million in acquisition related expenses.

Income from Operations, Other Income & Effective Tax Rate
	Q1FY12	Q4 FY11	Q1 FY11
Non-GAAP Income from Operations	$269M	$273M	$228M
% of Net Revenue	18.4%	19.1%	19.7%
Non-GAAP Other Income, Net	$5M	$8M	$4M
Non-GAAP Income Before Income Taxes	$273M	$281M	$232M
Non-GAAP Effective Tax Rate	18.7%	15.8%	17.5%

Non-GAAP income from operations was $269 million or 18.4% of revenue in Q1. This represents a 1% decline sequentially and an 18% increase year over year.

In Q1, non-GAAP other income, net was $5 million. GAAP other expense, net includes approximately $14 million of non-cash interest expense associated with our convertible notes.

Non-GAAP income before income taxes was $273 million or 18.7% of revenue in Q1, compared to 19.7% of revenue in Q4 and 20.1% of revenue in Q1 last year. Our non-GAAP effective tax rate was 18.7%.

Net Income
	Q1FY12	Q4 FY11	Q1 FY11
Non-GAAP Net Income	$222M	$237M	$191M
Weighted Average Common Shares Outstanding, dilutive	406M	404M	374M
Non-GAAP Net Income per Share, diluted	$0.55	$0.59	$0.51

Non-GAAP net income totaled $222 million, or $0.55 per share. GAAP net income was $140 million, or $0.34 per share. Diluted share count increased by approximately 2 million shares from the prior quarter to approximately 406 million shares in Q1.

Impact of Convertible Note Transaction on Share Count

	Q1 FY12		Q4 FY11		Q1 FY11
Convertible Notes3	15	M	15	M	6M
Warrants	8	M	8	M	0

For Q1, our dilutive share count was approximately 406 million, lower than our guidance of approximately 410 million. With an average stock price of $51.61 during Q1, both the convertible notes and the warrants continue to have a dilutive impact on our share count.

Whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our share count.  We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013 as it is considered anti-dilutive under GAAP. If the notes had been converted in Q1, the hedge would have reduced our share count by approximately 12 million shares.

Unlike the notes, the warrants are not hedged and are dilutive whenever the average quarterly stock price is above $41.28.

3 80% hedged on maturity or conversion of the convertible notes.

Select Balance Sheet Items
	Q1 FY12	Q4 FY11	Q1 FY11
Cash, Cash Equivalents & Investments	$4.7B	$5.2B	$3.9B
Deferred Revenue	$2.4B	$2.3B	$1.9B
DSO (days)4	37	47	30
Inventory Turns5	15.5	18.1	18.5

During Q1, our cash, cash equivalents and short term investments decreased by $461 million, ending the quarter at $4.7 billion, a decrease of 9% sequentially and an increase of 20% year over year. The decrease in cash balance was mainly due to the $480 million cash purchase of Engenio assets from LSI, our stock repurchases and the payout of last year’s variable and incentive compensation to our employees. Of this cash balance, 51% was held in the US. Our balance sheet reflects a total deferred revenue balance of $2.4 billion, an increase of 3% sequentially and 23% year over year.

Select Cash Flow Statement Items
	Q1 FY12	Q4 FY11	Q1 FY11
Net Cash Provided by Operating Activities	$241M	$459M	$177M
Purchases of Property and Equipment	$98M	$73M	$40M
Free Cash Flow6	$142M	$386M	$137M
Free Cash Flow as % of Total Revenue	10%	27%	12%

Net cash provided by operating activities was $241 million, a sequential decline of 48% and an increase of 36% from Q1 last year. Capital expenditures were $98 million, an increase of $25 million from last quarter. Free cash flow totaled $142 million or 10% of revenue and represents a decrease of 63% sequentially and an increase of 4% year over year.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.

5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventory.

6 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

Q2 FY12 Outlook
Q2 FY12 Outlook
Revenue	$1,500 - $1,600M 3% - 10% sequential growth 20% - 28% year over year growth
Share Count	Approximately 392M
Non-GAAP Net Income per Share, Diluted	$0.58 - $0.62
GAAP Net Income per Share, Diluted	$0.38 - $0.42

This forecast is based on current business expectations and market conditions. Dilutive share count includes the impact of our convertible notes and warrants, calculated based upon our average stock price of $43.04 for the first 10 days of our second quarter. We estimate share count for the second quarter of fiscal year 2012 will decrease to approximately 392 million shares, including an estimated 10 million shares from the Company’s outstanding convertible notes and 2 million shares from outstanding warrants. Share count does not include the Company’s outstanding note hedge that is expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would offset approximately 8 million shares if the conversion or maturity were to occur in the second quarter.

Other Business Metrics

Please note that the addition of the E-Series revenue to our business impacts the results of many of our business metrics in Q1 and going forward, including the mix in geographies, channels, and disk drive capacity trends.

Geographic Mix
	% of Q1 FY12 Revenue	Q1 FY12 Revenue	Year/Year Growth
Americas	56%	$813M	27%
U.S. Commercial	44%	$645M	36%
U.S. Public Sector	12%	$168M	3%
EMEA	31%	$457M	16%
AsiaPacific	13%	$188M	55%

Americas contributed $813 million or 56% of revenue, an increase of 1% sequentially and 27% year over year. Included in the Americas number are the commercial sector and the public sector. The U.S. commercial sector contributed $645 million or 44% of revenue, an increase of 12% sequentially and 36% year over year. The U.S. public sector generated $168 million or 12% of revenue, a decrease of 27% sequentially and an increase of 3% year over year. EMEA contributed $457 million or 31% of total revenue, down 6% sequentially and up 16% year over year. Asia Pacific generated $188 million or 13% of revenue and grew 37% from the prior quarter while growing 55% year over year.

Channel Mix
	% of Q1 FY12 Revenue	% of Q4 FY11 Revenue	% of Q1 FY11 Revenue
Direct	24%	25%	31%
Indirect	76%	75%	69%
Arrow	15%	20%	16%
Avnet	11%	12%	11%
OEM Customers	15%	4%	5%

Direct revenue was 24% of Q1 revenue, flat sequentially and a 1% decrease year over year. Our indirect channel accounted for 76% of total revenue, an increase of 3% sequentially and 39% year over year.

Within the indirect channel, Arrow accounted for 15% of total revenue and Avnet contributed 11% of total revenue. Revenue from OEM customers, including IBM, Fujitsu and other OEM customers related to the Engenio acquisition was 15% of total revenue in Q1.

Capacity Trends

(in Petabytes)	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12
Fibre Channel	79	84	73	65	76
ATA	323	349	364	476	493
SAS	68	90	128	170	190
Total	470	523	565	711	759

In Q1, we shipped 759 petabytes of storage, representing a 7% increase over the prior quarter and growing 61% year over year.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

All fiscal year 2011 results reflect the adoption of the new accounting standards related to revenue recognition that we announced in the fourth quarter of fiscal year 2011.  Previously reported quarterly results for fiscal 2011 have been adjusted to reflect the adoption of these new standards and may differ from the originally reported results.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	July 29, 2011	April 29, 2011	July 30, 2010

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$139.5	$160.6	$150.7

Adjustments:
Amortization of intangible assets	24.3	4.3	5.5
Stock-based compensation expenses	58.1	48.4	44.3
Restructuring and other charges	-	2.4	-
Acquisition related expense	10.2	4.8	0.3
Non-cash interest expense	13.7	13.9	12.9
Gain on investments	-	(0.9)	(2.5)
Income tax effect of non-GAAP adjustments	(23.5)	3.2	(20.3)

NON-GAAP NET INCOME	$222.3	$236.7	$190.9

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$561.3	$500.1	$415.9
Adjustment:
Amortization of intangible assets	(13.9)	(3.1)	(4.4)
Stock-based compensation expenses	(5.0)	(4.8)	(4.8)
Acquisition related expense	(5.4)	-	-

NON-GAAP COST OF REVENUES	$537.0	$492.2	$406.7

COST OF PRODUCT REVENUES	$437.4	$379.1	$310.2
Adjustment:
Amortization of intangible assets	(13.9)	(3.1)	(4.4)
Stock-based compensation expenses	(1.1)	(1.0)	(0.9)
Acquisition related expense	(5.4)	-	-

NON-GAAP COST OF PRODUCT REVENUES	$417.0	$375.0	$304.9

COST OF SERVICE REVENUES	$118.6	$116.2	$102.3
Adjustment:
Stock-based compensation expenses	(3.9)	(3.8)	(3.9)

NON-GAAP COST OF SERVICE REVENUES	$114.7	$112.4	$98.4

GROSS PROFIT	$896.9	$928.2	$737.8
Adjustment:
Amortization of intangible assets	13.9	3.1	4.4
Stock-based compensation expenses	5.0	4.8	4.8
Acquisition related expense	5.4	-	-

NON-GAAP GROSS PROFIT	$921.2	$936.1	$747.0

SALES AND MARKETING EXPENSES	$454.8	$462.6	$354.2
Adjustments:
Amortization of intangible assets	(10.3)	(1.1)	(1.1)
Stock-based compensation expenses	(28.6)	(22.4)	(20.6)

NON-GAAP SALES AND MARKETING EXPENSES	$415.9	$439.1	$332.5

RESEARCH AND DEVELOPMENT EXPENSES	$198.6	$176.5	$149.5
Adjustments:
Amortization of intangible assets	(0.1)	(0.1)	-
Stock-based compensation expenses	(16.0)	(12.9)	(11.1)
Acquisition related expense	(2.6)	-	-

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$179.9	$163.5	$138.4

GENERAL AND ADMINISTRATIVE EXPENSES	$65.1	$69.0	$56.2
Adjustments:
Stock-based compensation expenses	(8.5)	(8.3)	(7.8)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$56.6	$60.7	$48.4

OPERATING EXPENSES	$720.7	$715.3	$560.2
Adjustments:
Amortization of intangible assets	(10.4)	(1.2)	(1.1)
Stock-based compensation expenses	(53.1)	(43.6)	(39.5)
Restructuring and other charges	-	(2.4)	-
Acquisition related expense	(4.8)	(4.8)	(0.3)

NON-GAAP OPERATING EXPENSES	$652.4	$663.3	$519.3

INCOME FROM OPERATIONS	$176.2	$212.9	$177.6
Adjustments:
Amortization of intangible assets	24.3	4.3	5.5
Stock-based compensation expenses	58.1	48.4	44.3
Restructuring and other charges	-	2.4	-
Acquisition related expense	10.2	4.8	0.3

NON-GAAP INCOME FROM OPERATIONS	$268.8	$272.8	$227.7

TOTAL OTHER INCOME (EXPENSES), NET	$(9.1)	$(4.8)	$(6.6)
Adjustments:
Non-cash interest expense	13.7	13.9	12.9
Gain on investments	-	(0.9)	(2.5)

NON-GAAP TOTAL OTHER INCOME (EXPENSES), NET	$4.6	$8.2	$3.8

INCOME BEFORE INCOME TAXES	$167.1	$208.1	$171.0
Adjustments:
Amortization of intangible assets	24.3	4.3	5.5
Stock-based compensation expenses	58.1	48.4	44.3
Restructuring and other charges	-	2.4	-
Acquisition related expense	10.2	4.8	0.3
Non-cash interest expense	13.7	13.9	12.9
Gain on investments	-	(0.9)	(2.5)

NON-GAAP INCOME BEFORE INCOME TAXES	$273.4	$281.0	$231.5

PROVISION FOR (BENEFIT FROM) INCOME TAXES	$27.6	$47.5	$20.3
Adjustments:
Income tax effect of non-GAAP adjustments	23.5	(3.2)	20.3

NON-GAAP PROVISION FOR INCOME TAXES	$51.1	$44.3	$40.6

NET INCOME PER SHARE	$0.344	$0.398	$0.403

Adjustments:
Amortization of intangible assets	0.060	0.011	0.015
Stock-based compensation expenses	0.143	0.120	0.118
Restructuring and other charges	0.000	0.006	0.000
Acquisition related expense	0.025	0.012	0.001
Non-cash interest expense	0.034	0.034	0.034
Gain on investments	0.000	(0.002)	(0.007)
Income tax effect of non-GAAP adjustments	(0.058)	0.008	(0.054)

NON-GAAP NET INCOME PER SHARE	$0.548	$0.586	$0.510

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER 2012
(Unaudited)

Second Quarter
2012

Non-GAAP Guidance	$0.58 - $0.62

Adjustments of Specific Items to
Net Income Per Share for the Second
Quarter 2012:

Amortization of intangible assets	(0.06)
Stock based compensation expense	(0.15)
Acquisition-related expense	(0.01)
Non cash interest expense	(0.04)
Income tax effect	0.06
Total Adjustments	(0.20)

GAAP Guidance -Net Income Per Share	$0.38 - $0.42